EXHIBIT 3.1.4


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                             GLOBALTRON CORPORATION



         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:


FIRST:   That Article I be amended to read as follows:

                                   "Article I
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation shall be Phone1GlobalWide Corporation".


SECOND: The date of the adoption of the amendment by all of the Directors of the Corporation and a majority of the Shareholders in interest, pursuant to a written consent, was August 28, 2001. The number of votes cast for the amendment were sufficient for approval.

THIRD:   This amendment shall be effective on September 25, 2001.


         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 24th day of September,2001.




                                                By: /s/ Syed Naqvi
                                                    ---------------------------
                                                Name:   Syed Naqvi
                                                Title:  Chief Financial Officer